Exhibit 99.3

[EXECUTION COPY]

Dated 21 May 2007

U.S.$125,000,000

9.750 per cent. Loan Participation Notes due 2010

issued by

STANDARD BANK PLC

for the sole purpose of financing a further U.S.$125,000,000 loan to

JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

(to be consolidated and form a single series with the Issuer’s U.S.$150,000 9.750 per cent.

Loan Participation Notes due 2010)

SUPPLEMENTAL TRUST DEED

supplementing the provisions of the trust deed dated

14 February 2007

5 Old Broad Street

London EC2N 1DW

(i)

THIS SUPPLEMENTAL TRUST DEED is made on 21 May 2007

BETWEEN:

(1)	STANDARD BANK PLC (the “Issuer”); and

(2)	BNY CORPORATE TRUSTEE SERVICES LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Supplemental Trust Deed).

WHEREAS

(A)	On 14 February 2007, the Issuer issued U.S.$150,000,000 in aggregate principal amount of 9.750 per cent. Loan Participation Notes due 2010 (the “Original Notes”) which are constituted by a trust deed dated 14 February 2007 between the Issuer and the Trustee (the “Original Trust Deed”).

(B)	Pursuant to Condition 13 (Further Issues) of the Original Notes, the Issuer may from time to time without the consent of the holders of the Original Notes, create and issue further securities having the same terms and conditions as the Original Notes and so that such further securities shall be consolidated and form a single series with the Original Notes. Clause 2.9 of the Original Trust Deed provides that the Issuer shall, before the issue of any such securities, execute and deliver a deed supplemental to the Original Trust Deed containing such provisions as the Trustee may require.

(C)	The Issuer has at the request of Joint Stock Company “First Ukrainian International Bank” (the “Borrower”) agreed to make available to the Borrower an additional loan in the amount of U.S.$125,000,000 (the “Further Loan”) under a loan agreement dated 8 February 2007 (the “Original Loan Agreement”) as supplemented by a supplemental loan agreement dated 16 May 2007 (the “Supplemental Loan Agreement” and, together with the Original Loan Agreement, the “Loan Agreement”) and made between the Issuer and the Borrower.

(D)	The Issuer has authorised the issue of U.S.$125,000,000 in aggregate principal amount of 9.750 per cent. Loan Participation Notes due 2010 (the “Further Notes”), which will be constituted by, be subject to, and have the benefit of, the Original Trust Deed as supplemented by this Supplemental Trust Deed. The Further Notes are being issued for the sole purpose of funding the Further Loan. The parties hereto have agreed to enter into this Supplemental Trust Deed to constitute the Further Notes, which are to rank pari passu with and, on the Consolidation Date, to be consolidated and form a single series with, the Original Notes.

(E)	Amounts payable in respect of the Further Notes and the Original Notes shall constitute an obligation of the Issuer only to pay to the Noteholders to the extent of amounts actually received by or for the account of the Issuer pursuant to the Loan Agreement. Accordingly, the Issuer’s obligations are limited recourse.

(F)	By virtue of the Further Note Security (as defined below), the Issuer is charging and assigning all of its present and future rights and interests in respect of the Supplemental Loan Agreement and the Account (as defined in the Original Trust Deed) (except as expressly provided therein and herein) in favour of the Trustee as continuing security for the payment of all sums under the Original Trust Deed as supplemented by this Supplemental Trust Deed, the Original Notes and the Further Notes (together, the “Notes”).

(G)	The Trustee has agreed to act as trustee of this Supplemental Trust Deed on the following terms and conditions.

NOW THIS SUPPLEMENTAL DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Interpretation

Terms defined in the Original Trust Deed shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein. The rules of interpretation set out in the Original Trust Deed shall apply to this Supplemental Trust Deed.

1.2	Definitions

In this Supplemental Trust Deed the following expressions have the following meanings:

“Consolidation Date” means the date which is 40 days after the later of the commencement of the offering and the Further Closing Date;

“First Interest Payment Date” means 16 August 2007;

“Further Charge” has the meaning ascribed to it in Clause 4.1 (The Further Charge);

“Further Conditions” means, in relation to the Further Notes, the terms and conditions to be endorsed on the Notes, in the form or substantially in the form set out in Schedule 3 (Terms and Conditions of the Further Notes), and, in relation to any Further Notes, the terms and conditions endorsed on the related certificates in accordance with the supplemental deed relating thereto or substantially in the form set out or referred to in the supplemental deed relating thereto, as any of the same may from time to time be modified in accordance with this Supplemental Trust Deed; and any reference in this Supplemental Trust Deed to a particular numbered Further Condition shall be construed in relation to the Further Notes accordingly and any reference in this Supplemental Trust Deed to a particular numbered Further Condition in relation to any Further Notes shall be construed as a reference to the provision (if any) in the Further Conditions of such Further Notes which corresponds to the particular numbered Further Condition of the Further Notes;

“Further Global Note Certificate” means any global note certificate representing the Further Notes to be issued pursuant to Clause 3, in or substantially in the form set out in Schedule 1;

“Further Individual Note Certificate” means any individual note certificate representing a Noteholder’s entire holding of Further Notes issued pursuant to Clause 3, in or substantially in the form set out in Schedule 2 (and includes any replacement note certificate issued pursuant to Condition 9;

“Further Noteholder” and (in relation to a Further Note) “holder” means a person in whose name a Further Note is registered in the register of Further Noteholders;

“Further Note Security” means the security interests created under Clause 4 (Further Note Security), including the Further Charge and the Transferred Rights;

“Further Reserved Rights” are the rights excluded from the Further Charge and the Further Transferred Rights, being all and any rights, interests and benefits in respect of the obligations of the Borrower under the second sentence of Clause 7.4 (Costs of Prepayment); Clause 8.2 (Double Tax Treaty Relief); Clause 8.3(a) (Indemnity Amounts); Clause 10 (Changes in Circumstances); Clause 11 (Representations and Warranties of the Borrower); Clause 15

(Indemnity); Clause 18 (Costs and Expenses) (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Loan Agreement); Clause 16.2 (Currency Indemnity) and Clause 17.3 (No Set-off) of the Original Loan Agreement and under Clause 2 (Fees), Clause 3 (Representations and Warranties) and Clause 5 (Costs and Expenses) of the Supplemental Loan Agreement;

“Further Transaction Documents” means this Supplemental Trust Deed, the Supplemental Loan Agreement and the Supplemental Agency Agreement;

“Further Transferred Rights” means the rights and benefits transferred to the Trustee under Clause 4.2 (Assignment);

“Repayment Date” has the meaning ascribed to it in the Loan Agreement; and

“Supplemental Agency Agreement” means the supplemental agency agreement dated 21 May 2007.

1.3	Principles of Interpretation

In this Supplemental Trust Deed references to:

(a)	Clauses and Schedules: A Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or subclause, paragraph or sub-paragraph hereof respectively; and

(b)	Remuneration of the Trustee: References herein to the remuneration of the Trustee shall include any additional remuneration which the Borrower may be required to pay to the Trustee under the terms of a letter agreement made between the Trustee and the Borrower dated 8 February 2007.

1.4	The Further Conditions

In this Supplemental Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Further Conditions and not otherwise defined herein shall have the same meaning in this Supplemental Trust Deed.

1.5	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Supplemental Trust Deed.

1.6	The Schedules

The schedules are part of this Supplemental Trust Deed and shall have effect accordingly.

2.	COVENANT TO REPAY; OWNERSHIP

2.1	Issue Amount

The sum of the aggregate face amount of the Further Notes is limited to U.S.$125,000,000.

2.2	Proceeds

The Issuer will apply the proceeds of the issue of the Further Notes for the sole purpose of financing the Further Loan subject to and on the terms of the Loan Agreement.

2.3	Covenant to Repay

Subject always to the provisions hereof and to Clause 2.5 (Payment dependent on performance under the Loan) as and when the Further Notes or any of them become due to be redeemed or repaid in accordance with this Supplemental Trust Deed, the Issuer shall (subject to the receipt of the relevant funds from the Borrower) procure to be paid in accordance with the provisions of the Further Conditions and the Supplemental Agency Agreement to or to the order of the Trustee in dollars in same day funds amounts corresponding to principal in respect of the Further Notes becoming due for redemption or repayment on that date equivalent to principal actually received (and not required to be repaid) under the Supplemental Loan Agreement and shall (subject to the provisions hereof and to Clause 2.5 (Payment dependent on performance under the Loan) as aforesaid), until all such payments (as well after as before any judgment or other order of any court of competent jurisdiction) are duly made, procure to be paid in accordance with the provisions of the Further Conditions and the Supplemental Agency Agreement to or to the order of the Trustee as aforesaid on the dates and in the manner provided for in the Further Conditions amounts corresponding to interest in respect of the Further Notes equivalent to interest actually received (and not required to be repaid) under the Supplemental Loan Agreement pro rata according to the principal amount of each Further Note or as soon as practicable after the date of the receipt of, and in the currency of, and subject to the conditions attaching to, the equivalent payment under the Supplemental Loan Agreement, as provided in the Further Conditions, in each case less any amounts payable in respect of the Further Reserved Rights provided that:

(i)	every payment of an amount corresponding to principal or interest in respect of the Further Notes made to or to the order of the Trustee or the Principal Paying Agent in the manner provided in the Further Conditions, the Supplemental Agency Agreement and in this Supplemental Trust Deed shall unless the Trustee has given and not withdrawn a notice under Clause 2.6 (Payment after a Relevant Event), be satisfaction pro tanto of the relevant covenant by the Issuer contained in this Clause 2.3 (Covenant to Repay); and

(ii)	in the case of any payment made after the due date, payment shall be deemed not to have been made until the full amount due has been received by the Trustee or the Principal Paying Agent and notice to that effect has been given by the Principal Paying Agent to the Further Noteholders in accordance with Condition 15.8 (Notice to Noteholders). Unless the Trustee otherwise requires, all payments by the Issuer pursuant to this Clause 2.3 (Covenant to Repay) shall be made to the Account.

The Trustee will hold the benefit of this covenant and the covenant in Clause 6 (Covenant to comply with Trust Deed and Schedules) on trust for the Noteholders.

2.4	Register of Noteholders and Discharge

The person(s) in whose name any Further Note is registered in the Register shall (except as ordered by a court of competent jurisdiction or otherwise required by law) be treated at all times by the Issuer, Trustee and any Paying Agent for the purpose of making payments and all other purposes as the absolute holder of such Further Note (whether or not such Further Note is overdue and notwithstanding any notice which any person may have of the right, title, interest or claim of any other person thereto including, but not limited to any notation of ownership or other writing on or any notice of previous loss or theft of the Further Note Certificate appertaining thereto). A Further Noteholder will be recognised by the Issuer, the Trustee and the Agents as entitled to its Further Note free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate Further Noteholder for all purposes and except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, Trustee and any Paying Agent shall not be affected by notice to the contrary. Payment as described in Condition 6 (Payments) shall operate as a good discharge of the Issuer as against such Further Noteholder and all previous Further Noteholders of such Further Note notwithstanding any other right, title, interest or claim in such Further Note and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable on the Further Notes. All persons are required by the Issuer and the Trustee to act accordingly and the Further Noteholder for the time being of each Further Note shall act accordingly.

2.5	Payment dependent on performance under the Loan

The obligations of the Issuer under Clause 2.3 (Covenant to Repay) are solely to make payments of amounts in aggregate equivalent to each sum actually received by or for the account of the Issuer from the Borrower in respect of principal, interest, Additional Amounts, Indemnity Amounts or other amounts (if any) pursuant to the Supplemental Loan Agreement (less any amounts in respect of the Further Reserved Rights which are payable solely to the Issuer), the right to receive which is, inter alia, being charged to the Trustee by virtue of the Further Charge as continuing security for the Issuer’s payment obligations under this Supplemental Trust Deed and the Notes. Noteholders must therefore rely solely and exclusively upon the Borrower’s covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower.

2.6	Payment after a Relevant Event

At any time after any Event of Default or Relevant Event shall have occurred and be continuing, the Trustee may:

(a)	by notice in writing to the Issuer, the Principal Paying Agent, the Paying Agent, the Registrar and the Transfer Agent require such Agent:

(i)	to act thereafter as agents of the Trustee mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of such Agent shall be limited to the amounts for the time being held by the Trustee on the trusts of this Supplemental Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Further Individual Note Certificates (if any) and all sums, documents and records held by them in respect of the Further Notes on behalf of the Trustee; or

(ii)	to deliver up all Further Individual Note Certificates (if any) and all sums, documents and records held by them in respect of the Further Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Further Notes and Coupons (to the extent of any receipts, other than receipts in respect of Further Reserved Rights, from the Borrower pursuant to the Supplemental Loan Agreement) to or to the order of the Trustee and not to the Principal Paying Agent and with effect from the receipt of any such notice to the Issuer and until such notice is withdrawn, proviso (i) Clause 2.3 (Covenant to Repay) insofar as it relates to the Principal Paying Agent will cease to have effect.

2.7	Redemption

(a)	Unless previously prepaid or repaid, the Borrower will be required to repay the Further Loan (together with any outstanding interest or additional amounts) on 16 February 2010 and, subject to such repayment, all the Further Notes then remaining outstanding will on that date be redeemed or repaid by the Issuer at their principal amount thereof.

(b)	If the Further Loan should become repayable (and be repaid), otherwise than as provided in sub-Clause (a) above, pursuant to the Further Loan Agreement prior to 16 February 2010, all Further Notes then remaining outstanding shall thereupon become due and redeemable or repayable in accordance with the Further Conditions.

2.8	Issuer’s Own Funds

Nothing contained in this Supplemental Trust Deed or the Further Conditions, or any of the other Transaction Documents, shall require the Issuer to extend, apply or risk its own funds or otherwise incur any financial liability) in the performance of its obligations or duties or the exercise of any right, power, authority or discretion under this Supplemental Trust Deed or the Further Conditions, or any of the other Transaction Documents, until it has first received from the Borrower the funds that are necessary to cover the costs and expenses in connection with such performance or exercise and/or (at its sole discretion) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. Further Noteholders must rely upon the Borrower’s covenant to pay in the Supplemental Loan Agreement and the credit and financial standing of the Borrower in respect of payments of interest, principal and other amounts due to them pursuant to the Further Conditions.

2.9	Further Issues

(a)	The Issuer may from time to time (but subject always to the provisions of this Supplemental Trust Deed and Condition 13 (Further Issues)) with the consent of the Borrower and without the consent of the Further Noteholders to create and issue further notes having the same terms and conditions as the Further Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes. In relation to such further issue, the Issuer will enter into a loan agreement supplemental to the Loan Agreement with the Borrower on the same terms as the Loan Agreement (or on the same terms except for the first payment of interest) subject to any modifications which, in the sole opinion of the Trustee, would not materially prejudice the interests of the Noteholders. The Issuer will provide a further fixed charge and absolute assignment by way of security in favour of the Trustee of its rights under such supplemental loan agreement equivalent to the rights charged and assigned as Note Security in relation to the Issuer’s rights under the Loan Agreement which will, together with the Note Security referred to in the Further Conditions, secure both the Notes and such further notes.

(b)	Any further notes created and issued pursuant to the provisions of sub-clause (a) shall be constituted by a deed supplemental to this Supplemental Trust Deed. In any such case the Issuer shall prior to the issue of any such further notes, execute and deliver to the Trustee a deed supplemental to this Supplemental Trust Deed (if applicable, duly stamped or denoted) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.3 (Covenant to Repay) of this Supplemental Trust Deed in relation to the principal and interest in respect of such further notes and such other provisions (corresponding to any of the provisions contained in this Supplemental Trust Deed) as the Trustee shall require.

(c)	A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Supplemental Trust Deed and by the Issuer on the duplicate of this Supplemental Trust Deed.

3.	FORM OF FURTHER NOTES

3.1	Further Global Note Certificate

The Further Notes will initially be represented by the Further Global Note Certificate in the principal amount of U.S.$125,000,000. Interests in the Further Global Note Certificate shall be exchangeable only in accordance with its terms for Further Individual Note Certificates.

3.2	Further Individual Note Certificates

The Further Individual Note Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2 (Form of Further Individual Note Certificates). The Further Individual Note Certificates will have been attached to or enclosed with the Further Conditions and the form of transfer.

3.3	Signature

The Further Global Note Certificate and the Further Note Certificates will be signed manually or in facsimile by an Authorised Signatory of the Issuer and the Further Notes will be authenticated by or on behalf of the Registrar. The Issuer may use the facsimile signature of a person who at the date of this Supplemental Trust Deed is a duly authorised person even if at the time of issue of any Further Note Certificates he no longer holds that office. Further Note Certificates so executed and authenticated will be binding and valid obligations of the Issuer.

4.	FURTHER NOTE SECURITY

4.1	The Further Charge

The Issuer with full title guarantee and as continuing security for the payment of all sums under this Supplemental Trust Deed and the Further Notes hereby charges in favour of the Trustee by way of first fixed charge (the “Further Charge”) all of the Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Supplemental Loan Agreement; and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Supplemental Loan Agreement; provided that (a) for the avoidance of doubt the Issuer shall remain legal and beneficial owner of the property subject to the Further Charge (the “Further Charged Property”) following the granting of the Further Charge and (b) there shall be excluded from the Further Charge the Further Reserved Rights and any amounts relating to the Further Reserved Rights.

4.2	Assignment

(a)

The Issuer with full title guarantee hereby assigns absolutely by way of security to the Trustee for the benefit of itself and the Noteholders all of the Issuer’s rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Supplemental Loan Agreement (including, without limitation, the right to declare the Further Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than the Further Charged Property, the Further Reserved Rights and any amounts payable by the Borrower in relation to the Further Charged Property and the Further Reserved Rights.

(b)	On the irrevocable and unconditional payment or discharge by the Issuer of all sums under this Supplemental Trust Deed and the Further Notes and the Issuer certifying such events to the Trustee in the form set out in Schedule 10 (Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under the Trust Deed and the Notes), the Trustee, at the request and cost of the Issuer (to the extent it receives funds therefor from the Borrower), shall in the form set out in Schedule 11 (Form of Release, Reassignment or Discharge of Transferred Rights) release, reassign or discharge the Further Charged Property and the Transferred Rights to, or to the order of, the Issuer provided that no such release, reassignment or discharge shall be effective unless and until any such costs are paid to or to the order of the Trustee.

4.3	Perfection of Security

Forthwith upon the execution of this Supplemental Trust Deed the Issuer shall give written notice (a) to the Borrower in the form set out in Schedule 5 (Form of Notice of the Further Charge and Assignment by Way of Security of Loan Agreement) of the Further Charge set out in sub-clause 4.1(a) (The Further Charge) and of the assignment set out in Clause 4.2 (Assignment) and (b) to the Principal Paying Agent in the form set out in Schedule 7 (Form of Notice of Charge to the Account) of the Further Charge set out in sub-clause 4.1(b) (The Further Charge) and shall use its reasonable endeavours to procure that the Borrower and the Principal Paying Agent give, to the Trustee the acknowledgements thereof in the forms set out in Schedule 6 (Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Loan Agreement) and Schedule 8 (Form of Acknowledgement of Notice of Charge of the Account) (provided that if the Issuer shall have paid all sums stated in Clause 4.1 (The Further Charge) to be secured by the Further Charge, the Trustee will at any time thereafter at the request and expense of the Issuer (to the extent it receives funds therefor from the Borrower) release the Further Charged Property, details of which are set out above, to the Issuer, or as the Issuer shall direct, and shall release to the Issuer, or as the Issuer shall direct, any sums received by it in respect thereof and still held by it after such payment and discharge.

4.4	Rights of the Issuer

(a)	The Issuer (save as expressly provided in this Supplemental Trust Deed, the Supplemental Loan Agreement or with the consent of the Trustee) shall not pledge, charge, assign or otherwise transfer or deal with the Further Loan or the Further Charged Property or any right or benefit either present or future arising under or in respect of the Supplemental Loan Agreement or the Account or any part thereof or any interest therein or purport to do so. Save as otherwise expressly provided in this Supplemental Trust Deed, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Supplemental Loan Agreement, the Account, the Supplemental Loan or the Further Charged Property exists for the benefit of the Further Noteholders.

(b)	Until a Relevant Event shall have occurred and be continuing, the Issuer shall (subject to the security created by the Further Charge in Clause 4.1 (The Further Charge)) be entitled to receive the interest on and any principal of the Further Loan subject also to its obligations in respect of those moneys under Clause 2.3 (Covenant to Repay) hereof.

4.5	Liability in respect of Further Charged Property

The Trustee shall not be obliged to insure or to procure the insurance of any Further Charged Property and shall have no responsibility or liability arising from the fact that any Further Charged Property is held in safe custody by any bank or custodian selected by the Issuer with the consent of the Trustee and nor does the Trustee have responsibility for monitoring the adequacy or otherwise of the insurance arrangements for the Further Charged Property.

4.6	Enforcement of the Security

(a)	The security created by this Supplemental Trust Deed shall become enforceable upon the occurrence and continuation of a Relevant Event.

(b)	Subject to the provisions of Clause 7 of the Original Trust Deed (Enforcement Proceedings; Evidence of Default), at any time after the occurrence and continuation of an Event of Default, the Trustee shall be entitled to declare all amounts payable under the Supplemental Loan Agreement by the Borrower to be due and payable and to take proceedings to enforce the obligations of the Borrower.

4.7	Trustee taking action in relation to the Further Charged Property

(a)	At any time after the occurrence and continuation of a Relevant Event, the Trustee shall be entitled to the interest on and any principal of the Further Loan (except for any payments due in respect of the Further Reserved Rights) and may call in, collect, sell, or otherwise deal with the Further Loan and the Further Charged Property and any interest thereon or other moneys due under the Supplemental Loan Agreement (except for any payments due in respect of the Further Reserved Rights) or in respect of the Account in such manner as the Trustee thinks fit, and may take such actions or proceedings in connection therewith as it considers appropriate, and the Trustee shall apply the proceeds of such realisation in the manner described in Clause 8 (Application of Moneys Received by the Trustee).

(b)	Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto, but the powers of sale, calling in, collection and appointment of a receiver and other powers conferred upon a mortgagee by Sections 101 and 104 of the said Law of Property Act 1925 shall apply hereto.

(c)	At any time after the occurrence and continuation of either an Event of Default or a Relevant Event, the Trustee shall be entitled to do any of the acts and things listed in Schedule 9 (Trustee’s Powers in Relation to the Further Charged Property and the Transferred Rights) in relation to the Further Charged Property or the Further Transferred Rights (a) in the name and on behalf of the Issuer prior to the occurrence and continuation of a Relevant Event and (b) either in its own name or in the name of the Issuer after the occurrence and continuation of a Relevant Event. By way of security the Issuer hereby appoints and constitutes the Trustee as the Issuer’s true and lawful attorney with full power in the name and on behalf of the Issuer to do any of the acts and things listed in Schedule 9 (Trustee’s Powers in Relation to the Further Charged Property and the Transferred Rights) and with full power for any such attorney to sub-delegate any of such powers including the power to sub-delegate.

(d)	In order to facilitate the enforcement by the Trustee at any time after the occurrence and continuation of a Relevant Event of the Further Charge set out in Clause 4.1 (The Further Charge), the Issuer hereby irrevocably appoints and constitutes the Trustee the Issuer’s true and lawful attorney with full power in the name and on behalf of the Issuer or otherwise:

(i)	to request, require, demand, receive, compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due under or in respect of the Further Charged Property and all other rights and obligations arising in respect thereof;

(ii)	to endorse any cheques or other instruments or orders in that connection;

(iii)	to file any claim, to take any action or institute any proceeding which the Trustee may deem to be necessary or advisable in connection therewith either in its own name or in the name of the Issuer or in both such names;

(iv)	to execute any documents and to do anything which the Trustee deems to be necessary or desirable hereunder or thereunder, and with full power to delegate any of the rights and powers hereby conferred upon it; and

(v)	without prejudice to the generality of the foregoing, to exercise all or any of the powers or rights which but for the creation of the Further Note Security would have been powers or rights of the Issuer in relation to the Further Charged Property in such manner as it may consider expedient.

4.8	Appointment of Receiver

At any time after a Relevant Event has occurred and is continuing, the Trustee may by writing appoint any person or persons to be a receiver, a receiver and manager or an administrative receiver (which shall not be the Trustee or an Affiliate of the Trustee) (each, a “Receiver”), and may remove any Receiver so appointed and appoint another in its place. Section 109(1) of the Law of Property Act 1925 shall not apply.

4.9	Discharge

Upon any sale, calling in, collection, conversion or enforcement as provided in Clause 4.7 (Trustee taking action in relation to the Further Charged Property) above and upon any other dealing or transaction under the provisions contained in this Supplemental Trust Deed, the receipt of the Trustee for the purchase money of the assets sold and for any other moneys paid to it shall effectually discharge the purchaser or other person paying the same and such purchaser or other person shall not be responsible for the application of such moneys.

4.10	Receiver

If the Trustee appoints a Receiver in relation to the Further Charged Property, the following provisions shall have effect in relation thereto:

(a)	such appointment may be made either before or after the Trustee has taken possession of any of the Further Charged Property or at any time after the Trustee has taken possession of the Further Transferred Rights;

(b)	such Receiver may be vested by the Trustee with such powers and discretions (not exceeding the powers and discretions of the Trustee) as the Trustee has and may think expedient, including those listed in the Schedule 9 (Trustee’s Powers in Relation to the Further Charged Property and the Further Transferred Rights), sell or concur in selling all or any of the Further Charged Property, or charge or release all or any of the Further Charged Property or Transferred Rights, in each case without restriction and on such terms and for such consideration (if any) as he may think fit and may carry any such transaction into effect by conveying, transferring and delivering in the name or on behalf of the Issuer or otherwise;

(c)	such Receiver shall in the exercise of his powers, authorities and discretions conform to regulations from time to time made by the Trustee;

(d)	the Trustee may from time to time fix the remuneration of such Receiver and direct payment thereof out of moneys accruing to him in the exercise of his powers as such;

(e)	the Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given, but the Trustee shall not be bound in any case to require any such security;

(f)	save insofar as otherwise directed by the Trustee, all moneys from time to time received by such Receiver shall be paid over forthwith to the Trustee to be held by it in accordance with the provisions of Clause 8 of the Original Trust Deed (Application of Moneys Received by the Trustee); and

(g)	the Trustee and the Further Noteholders shall not be responsible for any misconduct or negligence on the part of any such Receiver and shall not incur any liability therefor or by reason of its or their making or consenting to the appointment of a Receiver under this Supplemental Trust Deed.

4.11	Further Assurance

The Issuer shall (to the extent it receives the funds therefor from the Borrower) execute and make all such assurances, acts and things as the Trustee may reasonably require (including, without limitation, the giving of notices of charge or assignment and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting the Further Charged Property or the Further Transferred Rights and from time to time and at any time after the security over the Further Charged Property or any part thereof has become enforceable or from time to time and at any time in respect of the Further Transferred Rights shall execute and do all such assurances, acts and things as the Trustee may reasonably require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the Further Charged Property or Further Transferred Rights, as the case may be. For the purposes of this Clause 4.11 (Further Assurance), a certificate in writing signed by the Trustee to the effect that any particular assurance or thing required by it is reasonably required shall be conclusive evidence of the fact.

4.12	Liability of the Trustee

The Trustee shall not nor shall any Appointee of the Trustee by reason of taking possession of all or any of the Further Charged Property or Transferred Rights (as applicable) or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of such Further Charged Property or Further Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, from any act, default or omission in relation to such Further Charged Property or Further Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to all or any of the Further Charged Property or Further Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, by or pursuant to this Supplemental Trust Deed.

4.13	Powers additional to LPA 1925

The powers conferred by this Supplemental Trust Deed in relation to all or any of the Further Charged Property or Further Transferred Rights (as applicable) on the Trustee or on any Appointee shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers (in the case of an appointment of a Receiver) under the Law of Property Act 1925 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in such Act and those conferred by this Supplemental Trust Deed the terms of this Supplemental Trust Deed shall prevail.

4.14	Dealings with the Trustee

No person dealing with the Trustee or with any Appointee of all or any of the Further Charged Property or Supplemental Transferred Rights (as applicable) appointed by the Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Supplemental Trust Deed in relation to such Further Charged Property or Further Transferred Rights or any other property, assets or undertaking are or may be exercisable by the Trustee or by any such Receiver or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protections of purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Trustee or any such Appointee in like manner as if the statutory powers of sale and of appointing an Appointee in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking had not been varied or extended by this Supplemental Trust Deed.

5.	STAMP DUTY

Subject to receipt of the necessary funds from the Borrower pursuant to or in connection with the Supplemental Loan Agreement, the Issuer will pay all stamp duties, stamp duty reserve tax, registration, documentary and any other similar duties or taxes (including interest and penalties thereon or in connection therewith) (if any) payable upon or in connection with (i) the constitution, issue, offering and/or initial delivery of the Further Notes, and (ii) the execution and (when applicable) delivery of any Transaction Document. Subject to receipt of the necessary funds from the Borrower pursuant to or, in connection with the Supplemental Loan Agreement, the Issuer will also indemnify the Trustee and the Further Noteholders against stamp duties, stamp duty reserve tax, registration, documentary and any other similar duties or taxes (including interest and penalties thereon or in connection therewith) (if any) payable upon or in connection with any action properly taken by or on behalf of the Trustee with respect to this Supplemental Trust Deed or the Further Notes, in any jurisdiction in connection with such action.

6.	COVENANT TO COMPLY WITH SUPPLEMENTAL TRUST DEED AND SCHEDULES

The Issuer covenants with the Trustee to comply with those provisions of this Supplemental Trust Deed and the Further Conditions which are expressed to be binding on it and to perform and observe the same. The Further Notes are subject to the provisions contained in this Further Trust Deed and the Further Conditions, all of which shall be binding upon the Issuer and the Further Noteholders and all persons claiming through or under them respectively. The Schedules shall have full effect in the like manner as if the same had been incorporated herein.

7.	SINGLE SERIES

The Further Notes shall be constituted by the Original Trust Deed as supplemented by this Supplemental Trust Deed, and as and when issued, and from and including the date hereof, shall rank pari passu in all respects among themselves and, following the Consolidation Date, the Further Notes will be consolidated, form a single series and rank pari passu in all respects with the Original Notes. Accordingly (except to the extent that this Supplemental Trust Deed provides otherwise) all the provisions of the Original Trust Deed shall, mutatis mutandis, apply to the Further Notes and the Further Noteholders as if such provisions were set out in this Supplemental Trust Deed.

8.	TRUST DEED

From and including the date hereof, this Supplemental Trust Deed and the Original Trust Deed shall be deemed to be and regarded, read and construed as one and the same instrument and, accordingly, all references in the Original Trust Deed to “this Trust Deed”, “this Deed”, “the Trust Deed” or “the Deed” shall be deemed to refer to the Original Trust Deed as supplemented by this Supplemental Trust Deed, all references to “the Charge”, “the Charged Property”, “the Security Interests”, “the Reserved Rights” and “the Transferred Rights” in the Original Trust Deed shall be deemed to refer to such terms and as applicable, the Further Charge, the Further Charged Property, the Further Security Interests, the Further Reserved Rights and the Further Transferred Rights, respectively and all references to “the Loan” shall include the Further Loan and all references to “the Loan Agreement” shall include the Supplemental Loan Agreement.

A memorandum of this Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Original Trust Deed and by the Issuer on its duplicate thereof, in both cases on the date hereof.

9.	PAYMENT OF ACCRUED INTEREST ON THE FURTHER NOTES

The Issuer hereby agrees that the amount of interest payable on the Further Notes on the First Interest Payment Date will be the sum of the interest received (if any) on the Further Loan for the period from the Further Closing Date to the First Interest Payment Date plus an amount equal to interest at 9.750 per cent. per annum on the amount of the Further Notes for the period from 14 February 2007 to the Further Closing Date (the “Accrued Interest”). The Issuer further covenants to pay the Accrued Interest on the First Interest Payment Date.

10.	LAW AND JURISDICTION

10.1	Governing law

This Supplemental Trust Deed and the Further Notes and all matters arising from or connected with them are governed by, and shall be construed in accordance with, English law. the provisions of Clause 21 (Law and Jurisdiction) the Original Trust Deed should apply mutatis mutandis to this Supplemental Trust Deed.

11.	SEVERABILITY

In case any provision in or obligation under this Supplemental Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Supplemental Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

13.	COUNTERPARTS

This Supplemental Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

Form of Further Global Note Certificate

ISIN: XS0287015787	Temporary ISIN: XS0301420476
Common Code: 028701578	Temporary Common Code: 030142047

GLOBAL NOTE CERTIFICATE

Standard Bank Plc

(incorporated with limited liability under

the laws of England)

U.S.$125,000,000 9.750 per cent. Loan Participation Notes due 2010

1.	Introduction: This Global Note Certificate is issued in respect of the U.S.$125,000,000 9.750 per cent. Loan Participation Notes due 2010 (the “Further Notes”) of Standard Bank Plc (the “Issuer”). The Further Notes are constituted by, are subject to, and have the benefit of, a supplemental trust deed dated 21 May 2007 (the “Supplemental Trust Deed”) which supplements a trust deed dated 14 February 2007 (the “Original Trust Deed” and, together with the Supplemental Trust Deed, the “Trust Deed”) between the Issuer and BNY Corporate Trustee Services as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a supplemental agency agreement dated 21 May 2007 (the “Supplemental Agency Agreement”) which supplements an agency agreement dated 14 February 2007 (the “Original Agency Agreement” and, together with the Supplemental Agency Agreement, the “Agency Agreement”) and made between the Issuer, The Bank of New York (Luxembourg) S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Further Notes), The Bank of New York as principal paying agent, the other paying agent and the transfer agent named therein and the Trustee. On the Consolidation Date (as defined in the Supplemental Trust Deed) the Further Notes will be consolidated and form a single series with the Issuer’s U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2009.

2.	References to Further Conditions: Any reference herein to the “Further Conditions” is to the terms and conditions of the Further Notes attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3.	Registered holder: This is to certify that:

The Bank of New York Depository (Nominees) Limited

is the person registered in the register maintained by the Registrar in relation to the Further Notes (the “Register”) as the duly registered holder (the “Holder”) of:

U.S.$125,000,000

(ONE HUNDRED TWENTY FIVE MILLION UNITED STATES DOLLARS)

in aggregate principal amount of Further Notes.

4.

Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 16 February 2010 (or on such earlier date or dates as the same may become payable in accordance with the Further Conditions), and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Further Conditions, together with any additional amounts payable in accordance with the Further Conditions, all subject to and in accordance with the Further Conditions.

5.	Transfers in Whole: Transfers of this Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or to a successor of such common depositary or to such successor’s nominee.

6.	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in the Second Schedule (Form of Individual Note Certificate) to the Trust Deed if any of the following events occurs:

(a)	Euroclear and/or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	the Issuer has failed to pay an amount in respect of the Further Notes within five days of the date on which such amount became due and payable in accordance with the Further Conditions; or

(c)	the Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) which would not be suffered were the Further Notes evidenced by Individual Notes Certificates and a certificate to such effect signed by two authorised signatories of the Issuer is delivered to the Trustee.

Such exchange shall be effected in accordance with paragraph 7 (Delivery of Individual Note Certificates). The Issuer shall notify the Holder of the occurrence of any of the events specified in (a), (b) and (c) as soon as practicable thereafter.

7.	Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Further Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Further Notes scheduled thereto and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.	Further Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Further Conditions and, for the purposes of this Global Note Certificate, any reference in the Further Conditions to “Further Note Certificate” or “Further Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

9.	Notices: Notwithstanding Condition 14 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Further Notes represented by this Global Note Certificate (“Noteholders”) may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System; provided, however, that, so long as the Further Notes are listed on the main segment of the SWX Swiss Exchange and its rules so require, notices will also be published by means of electronic publication on the internet website of the SWX Swiss Exchange (www.swx.com) and in a leading newspaper having general circulation in Europe (which is expected to be the Financial Times).

10.	Meetings: The Holder shall be treated at any meeting of Noteholders as having one vote in respect of each U.S.$1,000 principal amount of Further Notes for which this Global Note Certificate may be exchanged.

11.	Contracts (Rights of Third Parties) Act 1999: No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note Certificate but this does not affect any right or remedy of a third party which exists or is available from that Act.

12.	Payment: Payments of principal and interest in respect of Further Notes represented by this Further Global Note Certificate will be made against presentation for endorsement and if no further payment falls to be made in respect of the Further Notes, surrender of the Global Note Certificate to or to the order of the Paying Agent.

13.	Redemption at the option of the Noteholders upon a Corporate Restructuring: In order to tender Further Notes for repurchase pursuant to Condition 5(c) (Redemption at the option of the Noteholders upon a Corporate Restructuring), the Holder must, within the period specified in the Further Conditions for the surrendering of the relevant Note, deliver an “Option to Purchase Notice” form, giving written notice of such exercise to the Principal Paying Agent specifying the principal amount of Further Notes so tendered for repurchase. Any such notice shall be capable of being withdrawn by written notice of such withdrawal by the Holder, within the period and subject to the terms specified in the Further Conditions for the withdrawal of such tendered Further Notes, to the Principal Paying Agent specifying the principal amount of the Further Notes to be withdrawn from such tender. Subject as aforesaid, any such notice of tender or any such notice of withdrawal shall be irrevocable and may not be withdrawn.

14.	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

15.	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York (Luxembourg) S.A. as registrar.

16.	Governing law: This Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

STANDARD BANK PLC

By:

[manual or facsimile signature]

(duly authorised)

ISSUED on 21 May 2007

AUTHENTICATED for and on behalf of

THE BANK OF NEW YORK (LUXEMBOURG) S.A.

as registrar without recourse, warranty or liability

By:

[manual signature]

(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                     , being the registered holder of this Global Note Certificate, hereby transfers to                                          of                                         , U.S.$                     in principal amount of the U.S.$125,000,000 9.750 per cent. Loan Participation Notes Due 2010 (the “Further Notes”) of Standard Bank Plc (the “Issuer”) and irrevocably requests and authorises The Bank of New York (Luxembourg) S.A., in its capacity as registrar in relation to the Further Notes (or any successor to The Bank of New York (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:

(duly authorised)

Further Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Further Global Note Certificate.

1.1	A representative of such registered holder should state the capacity in which he signs, e.g., executor.

1.2	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the relevant Transfer Agent may require.

1.3	Any transfer of Further Notes shall be in an amount equal to U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof.

[Attached to the Global Note Certificate]

[Terms and Conditions of the Further Notes as set out in the Third Schedule]

[At the foot of the Terms and Conditions of the Further Notes]

PRINCIPAL PAYING AGENT	REGISTRAR
The Bank of New York	The Bank of New York (Luxembourg) S.A.
One Canada Square	Aerogolf Centre, 1A
London, E14 5AL	Hoehenhof, L-1736 Senningerberg
United Kingdom	Luxembourg

SWISS PAYING AGENT
Zurich Cantonalbank
Josefstrasse 222, CH-8005
P.O. Box, CH-8010, Zurich
Switzerland

SCHEDULE 2

Form of Individual Note Certificate

FURTHER INDIVIDUAL NOTE CERTIFICATE

Serial Number:

Standard Bank Plc

(incorporated with limited liability under

the laws of England)

U.S.$125,000,000 9.750 per cent. Loan Participation Notes due 2010

This Note Certificate is issued in respect of the U.S.$125,000,000 9.750 per cent. loan participation notes due 2010 (the “Further Notes”) of Standard Bank Plc (the “Issuer”). The Further Notes are constituted by, are subject to, and have the benefit of, a supplemental trust deed dated 21 May 2007 (the “Supplemental Trust Deed”) which supplements a trust deed dated 14 February 2007 (the “Original Trust Deed” and, together with the Supplemental Trust Deed, the “Trust Deed”) between the Issuer and BNY Corporate Trustee Services as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a supplemental agency agreement dated 21 May 2007 (the “Supplemental Agency Agreement”) which supplements an agency agreement dated 14 February 2007 (the “Original Agency Agreement” and, together with the Supplemental Agency Agreement, the “Agency Agreement”) and made between the Issuer, The Bank of New York (Luxembourg) S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Further Notes), The Bank of New York as principal paying agent, the other paying agent and the transfer agent named therein and the Trustee. On the Consolidation Date (as defined in the Supplemental Trust Deed) the Further Notes will be consolidated and form a single series with the Issuer’s U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2009.

Any reference herein to the “Further Conditions” is to the terms and conditions of the Further Notes endorsed hereon and any reference to a numbered “Further Condition” is to the correspondingly numbered provision thereof.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Further Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

U.S.$

( UNITED STATES DOLLARS)

in aggregate principal amount of the Further Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 16 February 2010 (or on such earlier date or dates as the same may become payable in accordance with the Further Conditions), and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Further Conditions, together with any additional amounts payable in accordance with the Further Conditions, all subject to and in accordance with the Further Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Further Note Certificate.

This Further Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York (Luxembourg) S.A. as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

STANDARD BANK PLC

By:
[manual or facsimile signature]

(duly authorised)

ISSUED as of [—]

AUTHENTICATED FOR AND ON BEHALF OF

THE BANK OF NEW YORK (LUXEMBOURG) S.A.

as registrar without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                     , being the registered holder of this Further Note Certificate, hereby transfers to                                          of                                          U.S.$                     in principal amount of the U.S.$125,000,000 9.750 per cent. loan participation notes due 2010 (the “Further Notes”) of Standard Bank Plc (the “Issuer”) and irrevocably requests and authorises The Bank of New York (Luxembourg) S.A., in its capacity as registrar in relation to the Further Notes (or any successor to The Bank of New York (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Further Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Further Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the relevant Transfer Agent may require.

(c)	Any transfer of Further Notes shall be in an amount equal to U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof.

[Attached to each Note Certificate:]

[Terms and Conditions of the Further Notes as set out in the Third Schedule]

[At the foot of the Terms and Conditions of the Further Notes:]

PRINCIPAL PAYING AGENT	REGISTRAR
The Bank of New York	The Bank of New York (Luxembourg) S.A.
One Canada Square	Aerogolf Centre, 1A
London, E14 5AL	Hoehenhof, L-1736 Senningerberg
United Kingdom	Luxembourg

SWISS PAYING AGENT
Zurich Cantonalbank
Josefstrasse 222, CH-8005
P.O. Box, CH-8010, Zurich
Switzerland

SCHEDULE 3

Terms and Conditions of the Further Notes

The U.S.$125,000,000 9.750 per cent. Loan Participation Notes due 2010 (the “Further Notes”) of Standard Bank Plc (the “Issuer”) are constituted by, are subject to, and have the benefit of, a trust deed dated 14 February 2007 (the “Original Trust Deed”) as supplemented by a supplemental trust deed dated 21 May 2007 (the “Supplemental Trust Deed” and, together with the Original Trust Deed, the “Trust Deed”) between the Issuer and BNY Corporate Trustee Services Limited as trustee (the “Trustee”, which expression includes all persons for the time being trustee or trustees appointed under the Trust Deed).

Following the date which is 40 days after the later of the commencement of the offering of the Further Notes and 21 May 2007, the Further Notes will be consolidated and form a single series with the U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010 of the Issuer issued on 14 February 2007 (the “Original Notes” and, together with the Further Notes, the “Notes” which expression includes any further notes issued pursuant to Condition 13 (Further Issues) and forming a single series therewith).

The Notes are the subject of an agency agreement dated 14 February 2007 (the “Original Agency Agreement”) as supplemented by a supplemental agency agreement dated 21 May 2007 (the “Supplemental Agency Agreement” and, together with the Original Agency Agreement, the “Agency Agreement”) between the Issuer, The Bank of New York (Luxembourg) S.A., as registrar (the “Registrar”), which expression includes any successor registrar appointed from time to time in connection with the Further Notes), The Bank of New York, as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the transfer agents named therein (the “Transfer Agents”, which expression includes any successor or additional transfer agents appointed from time to time in connection with the Notes), the paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the Trustee. References herein to the “Agents” are to the Principal Paying Agent and the Paying Agents and any reference to an “Agent” is to any one of them. Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and subject to their detailed provisions. The Noteholders (as defined below) are entitled to the benefit of, bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions of the Agency Agreement applicable to them.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the specified office for the time being of the Trustee, being at the date hereof One Canada Square, London E14 5AL, United Kingdom and at the Specified Offices (as defined in the Agency Agreement) of each of the Agents, the initial Specified Offices of which are set out below.

The Issuer has authorised the creation, issue and sale of the Further Notes to be used for the sole purpose of financing a loan (the “Further Loan”, and together with the loan made under the Original Loan Agreement (as defined below), the “Loan”) to Close Joint-Stock Company “First Ukrainian International bank” (the “Borrower”) whose terms and conditions are recorded in a loan agreement dated 8 February 2007 the (“Original Loan Agreement”) as supplemented by a supplemental loan agreement dated 16 May 2007 (the “Supplemental Loan Agreement” and, together with the Original Loan Agreement and as may be amended or supplemented from time to time, the “Loan Agreement”) between the Borrower and the Issuer, as lender (the “Lender”).

In each case where amounts of principal, interest and additional amounts, if any, due pursuant to Condition 6 (Payments) and Condition 7 (Taxation) are stated herein or in the Trust Deed to be payable in respect of the Notes, the obligation of the Issuer to make any such payment shall constitute an obligation only to pay to the Noteholders (as defined in Condition 2(a)), on each date upon which such amounts of principal, interest and additional amounts, if any, are due in respect of the Notes, to the extent of the sums of principal, interest, Additional Amounts and Indemnity Amounts (each as defined in the Loan Agreement), if any, actually received by or for the account of the Lender pursuant to the Loan Agreement, less any amounts in respect of the Reserved Rights (as defined below). Noteholders must therefore rely solely and exclusively upon the covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower. Noteholders shall have no recourse (direct or indirect) to any other assets of the Issuer.

None of the Noteholders, the Trustee or the other creditors (nor any other person acting on behalf of any of them) shall be entitled at any time to institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, administration, moratorium, reorganisation, controlled management, arrangement, insolvency, winding-up or liquidation proceedings or similar insolvency proceedings under any applicable bankruptcy or similar law in connection with any obligation of the Issuer relating to the Notes or otherwise owed to the creditors or the Trustee for so long as the Notes are outstanding, save for lodging a claim in the liquidation of the Issuer which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Issuer.

The Issuer (as lender) has:

(a)	charged by way of security to the Trustee all of the Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement and (ii) all amounts now or hereafter paid or payable by the Borrower to the Issuer under or in respect of any claim, award or judgment relating to the Loan Agreement (in each case other than its right to amounts in respect of any rights, interests and benefits of the Lender under the second sentence of Clause 7.4 (Costs of Prepayment); Clause 8.2 (Double Tax Treaty Relief); Clause 8.3(a) (Indemnity Amounts); Clause 10 (Changes in Circumstances); Clause 11 (Representations and Warranties of the Borrower); Clause 15 (Indemnity); Clause 18 (Costs and Expenses) (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Original Loan Agreement); Clause 16.2 (Currency Indemnity) and Clause 17.3 (No Set-off) of the Original Loan Agreement and under Clause 2 (Fees), Clause 3 (Representations and Warranties) and Clause 5 (Costs and Expenses) of the Supplemental Loan Agreement (such rights are referred to herein as the “Reserved Rights”));

(b)	charged by way of security to the Trustee all of the Issuer’s rights, interest and benefits in and to all sums held on deposit from time to time, in the Account (as defined in the Loan Agreement) with the Principal Paying Agent (as defined below), together with the debt represented thereby (except to the extent such debt relates to Reserved Rights) pursuant to the Trust Deed (this sub-clause (b), together with sub-clause (a) other than the Reserved Rights, the “Charged Property”); and

(c)	assigned absolutely by way of security to the Trustee all of the Issuer’s rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than the Charged Property and the Reserved Rights and amounts payable by the Borrower in relation to the Charged Property and the Reserved Rights (the “Transferred Rights”),

together, the “Note Security”.

In certain circumstances, the Trustee can (subject to it being indemnified and/or secured to its satisfaction) be required by Noteholders holding at least one-quarter of the principal amount of the Notes outstanding or by an Extraordinary Resolution (as defined in the Trust Deed) of the

Noteholders to exercise certain of its powers under the Trust Deed (including those arising in connection with the Note Security). However, it may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take such actions, notwithstanding the provision of an indemnity to it, and it will thus be for the Noteholders to take such actions directly.

1.	Form, Denomination and Status

(a)	Form and denomination

The Notes are in registered form without interest coupons attached, in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “Authorised Holding”).

(b)	Status

The sole purpose of the issue of the Notes is to provide the funds for the Issuer to finance the Loan. The Notes constitute the obligation of the Issuer to apply an amount equal to the principal amount of the Notes solely for financing the Loan and to account to the Noteholders for principal, interest and additional amounts (if any) payable in respect of the Notes for an amount equivalent to sums of principal, interest, Additional Amounts and Indemnity Amounts, if any, actually received by or for the account of the Issuer pursuant to the Loan Agreement (less any amounts in respect of Reserved Rights), the right to receive which is, inter alia, being charged by way of security to the Trustee by virtue of the Note Security as security for the Issuer’s payment obligations under the Trust Deed and in respect of the Notes.

If the Issuer receives any amount (a “relevant amount”) under the Loan Agreement in a currency other than U.S. dollars, the Issuer’s obligation to make any corresponding payment under these Conditions or the Trust Deed shall be fully satisfied by paying such sum as the Issuer receives having converted the relevant amount into U.S. dollars (after deducting any costs of exchange) at the rate or rates of exchange at which the Issuer may in the ordinary course of business purchase U.S. dollars with the currency so received.

Payments in respect of the Notes to the extent of the sums actually received by or for the account of the Issuer by way of principal, interest, Additional Amounts or Indemnity Amounts, if any, pursuant to the Loan Agreement (less any amounts in respect of the Reserved Rights) will be made pro rata among all Noteholders (subject to Condition 7 (Taxation)), on the dates on which such payments are due in respect of the Notes subject to the conditions attaching to, and in the currency of, such payments under the Loan Agreement. The Issuer shall not be liable to make any payment in respect of the Notes other than as expressly provided herein and in the Trust Deed. The Issuer shall be under no obligation to exercise in favour of the Noteholders any rights of set-off or of banker’s lien or to combine accounts or counterclaim that may arise out of other transactions between the Issuer and the Borrower.

Noteholders are deemed to have accepted that:

(i)	neither the Issuer nor the Trustee makes any representation or warranty in respect of, and shall at no time have any responsibility for, or (save as otherwise expressly provided in the Trust Deed and paragraph (vi) below) liability, or obligation in respect of the performance and observance by the Borrower of its obligations under the Loan Agreement or the recoverability of any sum of principal, interest, Additional Amounts or Indemnity Amounts or other amounts, if any, due or to become due from the Borrower under the Loan Agreement;

(ii)	neither the Issuer nor the Trustee shall at any time have any responsibility for, or obligation or liability in respect of, the condition (financial, operational or otherwise), creditworthiness, affairs, status, nature or prospects of the Borrower;

(iii)	neither the Issuer nor the Trustee shall at any time have any responsibility for, or obligation or liability in respect of, any misrepresentation or breach of warranty or any act, default or omission of the Borrower under or in respect of the Loan Agreement;

(iv)	neither the Issuer nor the Trustee shall at any time have any responsibility for, or liability or obligation in respect of, the performance and observance by the Registrar, the Principal Paying Agent, any Transfer Agent or any Paying Agent of their respective obligations under the Agency Agreement;

(v)	the financial servicing and performance of the terms of the Notes depend solely and exclusively upon performance by the Borrower of its obligations under the Loan Agreement, its covenant to pay under the Loan Agreement and its credit and financial standing. The Borrower has represented and warranted to the Issuer in the Loan Agreement that the Loan Agreement constitutes legal, valid and binding obligations of the Borrower. The representations and warranties given by the Borrower in Clause 11 (Representations and Warranties of the Borrower) of the Loan Agreement are given by the Borrower to the Issuer for the sole benefit of the Issuer and neither the Trustee nor any Noteholder shall have any remedies or rights against the Borrower that the Issuer may have with respect to such representations or warranties, other than any right the Trustee may have pursuant to the assignment of the Transferred Rights;

(vi)	the Issuer (and, pursuant to the assignment of the Transferred Rights, the Trustee) will rely on self-certification by the Borrower and certification by third parties as a means of monitoring whether the Borrower is complying with its obligations under the Loan Agreement and shall not otherwise be responsible for investigating any aspect of the Borrower’s performance in relation thereto and, subject as further provided in the Trust Deed, the Trustee will not be liable for any failure to make the usual or any investigations which might be made by a security holder in relation to the property which is the subject of the Note Security and held by way of security for the Notes, and shall not be bound to enquire into or be liable for any defect or failure in the right or title of the Issuer to the secured property represented by the Note Security whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not, nor will it have any liability for the enforceability of the security created by the Note Security whether as a result of any failure, omission or defect in registering or filing or otherwise protecting or perfecting such security and the Trustee will have no responsibility for the value of such security; and

(vii)

if the Borrower is required by law to make any withholding or deduction for or on account of tax from any payment under the Loan Agreement or if the Issuer is required by law to make any withholding or deduction for or on account of tax from any payment in respect of the Notes, the sole obligation of the Issuer to make payment of principal, interest or additional amounts (if any) on the Notes will be to pay to the Noteholders sums equivalent to the sums actually received by or for the account of the Issuer from the Borrower pursuant to the Loan Agreement in respect of such payment, including, if applicable, Additional Amounts or Indemnity Amounts in respect of the tax required to be so withheld or deducted; the Issuer shall not be obliged to take any actions or measures as regards such deductions or withholdings other than those set out in Clause 8 (Taxes) and Clause 10.3 (Mitigation) of the Loan Agreement.

(viii)	the Issuer shall at no time be required to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations or duties or the exercise of any right, power, authority or discretion pursuant to these Conditions until it has received the funds from the Borrower that are necessary to cover the costs and expenses in connection with such performance or exercise.

Save as otherwise expressly provided herein and in the Trust Deed, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Loan Agreement or the Loan exists for the benefit of the Noteholders. Subject to the terms of the Trust Deed, no Noteholder will have any entitlement to enforce any of the provisions in the Loan Agreement or have direct recourse to the Borrower except through action by the Trustee under the Note Security. Neither the Issuer nor the Trustee pursuant to the Transferred Rights shall be required to take proceedings to enforce payment under the Loan Agreement unless it has been indemnified and/or secured by the Noteholders to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

As provided in the Trust Deed, the obligations of the Issuer are solely to make payments of amounts in aggregate equal to principal, interest, Additional Amounts, Indemnity Amounts or other amounts, if any, actually received by or for the account of the Issuer pursuant to the Loan Agreement (less any amounts in respect of Reserved Rights), the right to which is being charged by way of security to the Trustee as aforesaid. Noteholders must therefore rely solely and exclusively upon the covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower.

The obligations of the Issuer to make payments as stated in the previous paragraph constitute direct and general obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

Payments made by the Borrower under the Loan Agreement to, or to the order of, the Trustee or (before such time that the Issuer has been required by the Trustee, pursuant to the terms of the Trust Deed, to pay to or to the order of the Trustee) the Principal Paying Agent will satisfy pro tanto the obligations of the Issuer in respect of the Notes.

Notwithstanding any other provisions of these Conditions and the provisions in the Trust Deed, the Trustee and the Noteholders shall have recourse only to the property subject to the Security Interests in accordance with the provisions of the Trust Deed. After realisation of the entirety of the Security Interests that have become enforceable, the obligations of the Issuer with respect to the Trustee and the

Noteholders in respect of the Notes shall be satisfied and none of the foregoing parties may take any further steps against the Issuer to recover any further sums in respect thereof and the right to receive any such sums shall be extinguished. In particular, neither the Trustee nor any Noteholder shall petition or take any other step for the winding-up of the Issuer.

Noteholders are deemed to have accepted and agreed that they will be relying solely and exclusively on the performance by the Borrower of its obligations under the Loan Agreement which depends on the credit and financial standing of the Borrower in respect of the financial servicing of the Notes.

2.	Register, Title and Transfers

(a)	Register: The Registrar will maintain outside the United Kingdom a register (the “Register”) in respect of the Notes in accordance with the provisions of the Agency Agreement. In these Conditions, the “Holder” of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Noteholder” shall be construed accordingly. A certificate (each, a “Note Certificate”) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(b)	Title: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder.

(c)	Transfers: Subject to Condition 2(f) (Closed periods) and Condition 2(g) (Regulations concerning transfers and registration), a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed (including any certificates as to compliance with restrictions on transfer included therein), at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorised Holdings. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor.

(d)	Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with Condition 2(c) (Transfers), the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, ‘‘business day’’ means a day on which commercial Issuers are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(e)	No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(f)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

(g)	Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Trustee, the Registrar and the Borrower. A copy of the current regulations will be mailed (free of charge) by the Registrar and/or any Transfer Agent to any Noteholder who requests in writing a copy of such regulations. So long as any of the Notes are listed on the main segment of the SWX Swiss Exchange, a copy of the current regulations will be publicly available at the Specified Offices of the Transfer Agent and the Paying Agent in Switzerland.

(h)	Third Party Rights: No person shall have any right to enforce any term or condition of the Notes or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

3.	Issuer’s Covenant

As provided in the Trust Deed, so long as any of the Notes remain outstanding (as defined in the Trust Deed), the Issuer will not, without the prior written consent of the Trustee or an Extraordinary Resolution or Written Resolution (as defined in the Trust Deed), agree to any amendments to or any modification or waiver of, or authorise any breach or proposed breach of, the terms of the Loan Agreement and will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Loan Agreement, except as otherwise expressly provided in the Trust Deed and the Loan Agreement. Any such amendment, modification, waiver or authorisation made with the consent of the Trustee shall be binding on the Noteholders and any such amendment or modification shall be notified by the Issuer to the Noteholders in accordance with Condition 14 (Notices).

4.	Interest

(a)	Subject to and in accordance with Condition 6 (Payments), on each Interest Payment Date the Issuer shall pay to the Noteholders an amount equal to and in the same currency as the amount of interest actually received by or for the account of the Issuer pursuant to the Loan Agreement, which interest under the Loan is equal to 9.750 per cent. per annum (the “Rate of Interest”). Interest shall accrue on the Further Loan from day to day from (and including) the Further Borrowing Date to (but excluding) the due date for repayment thereof unless payment of principal is improperly withheld or refused, in which event interest will continue to accrue (before or after any judgment) at the Rate of Interest to but excluding the date on which payment in full of the outstanding principal amount of the Loan is made.

(b)

The amount of interest payable in respect of the Further Loan for any Interest Period (other than the First Interest Period) shall be calculated by applying the Rate of Interest to the principal amount of the Loan, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If interest on the Loan is required to be calculated for any other period (including the

First Interest Period), it will be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

(c)	As used in this Condition 4 (Interest), “Further Borrowing Date”, “First Interest Period”, “First Interest Payment Date”, “Interest Payment Date” and “Interest Period” shall have the meanings given to them in the Loan Agreement. In the Loan Agreement, “Interest Payment Date” is defined as 16 February and 16 August in each year. Under the Loan Agreement, the Borrower is required, two Business Days prior to each Interest Payment Date, to pay to the Issuer an amount equal to and in the same currency as the full amount of interest accruing during the Interest Period ending on such Interest Payment Date.

The amount of interest payable on the Further Notes on the First Interest Payment Date, will be the sum of the interest payable on the Further Loan plus an amount equal to interest accrued on the Further Notes from (and including) 14 February 2007 to (but excluding) 21 May 2007 (the “Accrued Interest”), which shall be held in the Account (as defined in the Trust Deed) in the name of the Issuer and charged in favour of the Trustee. In the Trust Deed, the Issuer has covenanted to pay the Accrued Interest on the First Interest Payment Date.

5.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously prepaid pursuant to Clause 7 (Prepayment) of the Loan Agreement, the Borrower will be required to repay the Loan on its due date as provided in the Loan Agreement and, subject to such repayment, all the Notes will be redeemed at their principal amount on 16 February 2010 subject as provided in Condition 6 (Payments).

(b)	Redemption by the Issuer: The Notes shall be redeemed by the Issuer in whole, but not in part, at any time, on giving not less than 30 days’ nor more than 90 days’ notice to the Noteholders (which notice shall be irrevocable and shall specify a date for redemption, being the same date as that set forth in the notice of prepayment referred to in Condition 5(b)(i) or (ii) below) in accordance with Condition 14 (Notices) at the principal amount thereof, together with interest accrued and unpaid to the date fixed for redemption and any additional amounts in respect thereof pursuant to Condition 7 (Taxation), if, immediately before giving such notice, the Issuer satisfies the Trustee that:

(i)	the Issuer has received a notice of prepayment from the Borrower pursuant to Clause 7.1 (Prepayment for Tax Reasons and Change in Circumstances) of the Loan Agreement, which includes, inter alia, the Borrower’s right to give notice that it has decided to prepay the Loan in the event that the Issuer is, subject to receipt of corresponding amounts from the Borrower, required to pay additional amounts in respect of United Kingdom Taxes as provided in Condition 7 (Taxation); or

(ii)	the Issuer has delivered a notice to the Borrower, the contents of which require the Borrower to repay the Loan, in accordance with the provisions of Clause 7.2 (Prepayment for Illegality) of the Loan Agreement. The Issuer shall deliver to the Trustee a certificate signed by two officers of the Issuer stating that the Issuer is entitled to effect such redemption in accordance with this Condition 5(b). A copy of the Borrower’s notice of prepayment or details of the circumstances contemplated by Clause 7.2 (Prepayment for Illegality) of the Loan Agreement and the date fixed for redemption shall be set forth in the notice.

The Trustee shall be entitled to accept any notice or certificate delivered by the Issuer in accordance with this Condition 5(b) as sufficient evidence of the satisfaction of the applicable circumstances in which event they shall be conclusive and binding on the Noteholders. Upon the expiry of any such notice given by the Issuer to the Noteholders as is referred to in this Condition 5(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 5, subject as provided in Condition 6 (Payments).

(c)	Redemption upon a Put Event: Under Clause 7.3 (Prepayment upon a Put Event) of the Loan Agreement, upon the occurrence of a Put Event (as defined below) the Borrower is obliged to notify the Issuer, the Principal Paying Agent and the Trustee thereof.

Upon the Issuer being notified by the Borrower in accordance with the Loan Agreement that a Put Event has occurred, it shall give notice (a “Put Event Noteholders Notice”) to the Noteholders in accordance with Condition 14 (Notices) specifying the nature of the Put Event and the procedure for exercising the option contained in this Condition 5(c) (Redemption upon a Put Event), and, if the Issuer fails to give the Put Event Noteholders Notice to the Noteholders or if so requested by the holders of at least one-quarter in principal amount of the Notes then outstanding, the Trustee shall (in each case, subject to it being indemnified and/or secured to its satisfaction) give the Put Event Noteholders Notice, subject to the Trustee being first indemnified and/or secured to its satisfaction.

To exercise the right to require the redemption of a Note under this Condition 5(c) (Redemption upon a Put Event), a Noteholder must deliver, on any Put Business Day (as defined below) falling within the period of 30 days after the Put Event Noteholders Notice is given by the Issuer or the Trustee (the “Put Period”), to the Specified Office of any Paying Agent, such Note together with a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the Specified Office of any Paying Agent (a “Put Option Exercise Notice”) (unless, prior to the delivery of the Put Option Exercise Notice, a notice of redemption is given to the Noteholders under Condition 5(b) (Redemption by the Issuer) above or the Loan becomes due and payable pursuant to Clause 14 (Events of Default) of the Loan Agreement).

The Paying Agent, to whom such Note and Put Option Exercise Notice is delivered, will issue to the Noteholder concerned a non-transferable receipt and give notice to the Trustee, the Issuer and the Principal Paying Agent that the Noteholder concerned wishes to redeem the Note which is the subject of such Put Option Exercise Notice.

A Put Option Exercise Notice, once given, shall be irrevocable.

At the end of the Put Period, the Issuer or the Trustee shall deliver or cause to be delivered a Put Redemption Notice to the Borrower as contemplated by Clause 7.3 (Prepayment upon a Put Event) of the Loan Agreement.

Any Note which is the subject of a Put Option Exercise Notice and which has been delivered to the Principal Paying Agent or other Paying Agent prior to the expiry of the Put Period, shall be, subject to receipt of the relevant monies from the Borrower, redeemed by the Issuer on the date which is the fifteenth Put Business Day (as defined below) immediately following the last day of the Put Period (the “Put Settlement Date”).

Redemption by the Issuer shall be subject to receipt of the relevant monies from the Borrower under the Loan Agreement. To the extent that such payment is received by the Issuer under the Loan Agreement, the Issuer shall be required to redeem each Note held by the relevant Noteholder on the Put Settlement Date at its principal amount together with accrued interest (if any) to (but excluding) the Put Settlement Date.

Neither the Issuer nor the Trustee shall be required to take any steps to ascertain whether a Put Event or any event which could lead to the occurrence of a Put Event has occurred and neither the Trustee nor the Issuer shall be responsible or liable to Noteholders for any loss arising from any failure by it to do so. Each of the Issuer and the Trustee may assume until notified otherwise pursuant to this Condition 5(c) (Redemption upon a Put Event) or the terms of the Loan Agreement that no Put Event has occurred and shall have no liability to any person for so doing.

In this Condition 5(c) (Redemption upon a Put Event):

“Agency” means any agency, authority, central bank, department, committee, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, any state or supra-national body;

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights to purchase, warrants, options or any other equivalent of any of the foregoing (however designated) in relation to the share capital of a company and any and all equivalent ownership interests in a Person other than a company, in each case whether now outstanding or hereafter issued;

“Change of Control” shall be deemed to have occurred if either of Mr. Rinat Akhmetov or Close Joint-Stock Company “System Capital Management” cease (on an aggregate basis whether by one or a series of transactions) to beneficially own directly or indirectly more than 50 per cent. of the voting rights attaching to Capital Stock of the Borrower conferring a right to appoint the general director or members of the management board, supervisory council or any other management body of the Borrower;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, trust, institution, organisation, state or Agency or any other entity, whether or not having separate legal personality;

“Put Business Day” means a day on which banks are open for general business (including dealings in foreign currencies) in New York City, London and the place of presentation;

“Put Event” means the announcement or (in the absence of such announcement) the occurrence of a Change of Control which results in a Rating Decline;

“Rated Securities” means the Notes so long as they shall have a rating from any Rating Agency and any debt of the Borrower having an initial maturity of one year or more which is rated by any Rating Agency;

“Rating Agency” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service Limited (“Moody’s”), Fitch Ratings or any of their successors or any rating agency substituted for any of them (or any permitted substitute of them) by the Borrower, from time to time with the prior written approval of the Lender and the Trustee; and

“Rating Decline” shall be deemed to have occurred if, during the period commencing upon the announcement or (in the absence of such announcement) the occurrence of a Change of Control, and ending on the date which is six months after the date of such announcement or occurrence, as the case may be, of the relevant Change of Control, any Rated Securities or any corporate rating of the Borrower assigned by any Rating Agency is:

(i)	placed on “credit watch” or formal review (or equivalent) with negative implications or a negative outlook; or

(ii)	downgraded or withdrawn;

by reason of such Change of Control, on the date such Rated Securities or corporate rating of the Borrower is so placed, downgraded or withdrawn, as the case may be.

(d)	No other redemption: Except where the Loan is accelerated pursuant to Clause 14.6(c) (Revocation of Licence; Insolvency) of the Loan Agreement, the Issuer shall not be entitled to redeem the Notes prior to that due date otherwise than as provided in Conditions 5(b) (Redemption by the Issuer) and 5(c) (Redemption upon a Put Event).

(e)	Purchase: The Borrower and the Issuer may, at any time, purchase Notes in the open market or otherwise and at any price. Such Notes may be held, reissued, resold or surrendered by or through the Issuer to the Principal Paying Agent for cancellation. Notes held by the Issuer and its subsidiaries and Notes held by the Borrower or any of its subsidiaries will cease to carry such rights and will not be taken into account, inter alia, for the purposes of Conditions 11 (Meetings of Noteholders; Modification and Waiver; Substitution) and 12 (Enforcement).

(f)	Cancellation: All Notes so redeemed by the Issuer shall be cancelled and all Notes purchased by the Borrower or any of its subsidiaries and surrendered to the Principal Paying Agent pursuant to Clause 7.6 (Purchase of Funding Instruments) of the Loan Agreement, together with an authorisation addressed to the Principal Paying Agent, shall be cancelled.

6.	Payments

(a)	Principal: Payments of principal shall be made by U.S. dollar cheque drawn on, or, upon application by a Holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City and shall only be made upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)

Interest: Payments of interest shall be made by U.S. dollar cheque drawn on, or upon application by a Holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account maintained by the payee with, a bank in New York

City, and (in the case of interest payable on redemption) shall only be made upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent..

(c)	Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(d)	Payment on a business day: Where payment is to be made by transfer to a U.S. dollar account, payment instructions (for value the due date, or, if the due date is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by U.S. dollar cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with this Condition 6 (Payments) arriving after the due date for payment or being lost in the mail. In this paragraph, “business day” means any day on which banks are open for general business (including dealings in foreign currencies) in New York City, London and, in the case of surrender (or, in the case of part payment only, endorsement) of a Note Certificate, in the place in which the Note Certificate is surrendered (or, as the case may be, endorsed).

(e)	Partial payment: If a Paying Agent makes a partial payment in respect of any Note, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(f)	Record date: Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s Specified Office on the fifteenth day before the due date for such payment (the ‘‘Record Date”). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

(g)	Payment to the Account: Save as the Trustee may otherwise direct at any time after the security created pursuant to the Trust Deed becomes enforceable, the Issuer will pursuant to the provisions of Clause 7 (Payments to the Principal Paying Agent) of the Agency Agreement, require the Borrower to make all payments of principal, interest, Additional Amounts, Indemnity Amounts or other amounts, if any, to be made pursuant to the Loan Agreement, less any amounts in respect of the Reserved Rights, to the Account.

(h)	Payment obligations limited: Notwithstanding any other provisions to the contrary, the obligations of the Issuer to make payments under Conditions 5 (Redemption and Purchase) and 6 (Payments) shall constitute an obligation only to pay to the Noteholders on such date upon which a payment is due in respect of the Notes, to the extent of sums of principal, interest, Additional Amounts, Indemnity Amounts or other amounts, if any, actually received by or for the account of the Issuer pursuant to the Loan Agreement, less any amount in respect of the Reserved Rights.

7.	Taxation

All payments by the Issuer in respect of the Notes shall be made in full without set-off or counterclaim, free and clear of and without deduction for or on account of any present or future taxes, levies, duties, imposts or other charges or withholding of a similar nature no matter where arising (including interest and penalties thereon and additions thereto) no matter how they are levied or determined (“Taxes”) imposed by any taxing authority of or in, or having authority to tax in the United Kingdom, unless such deduction or withholding of Taxes is required by law. In that event, the Issuer shall, subject as provided below, pay such additional amounts (“additional amounts”) as will result in the receipt by the Noteholders after such withholding or deduction of such amounts as would have been received by them if no such withholding or deduction had been made or required to be made. The foregoing obligation to pay additional amounts, however, will not apply to any:

(a)	Taxes that would not have been imposed but for the existence of any present or former connection between such Noteholder and the United Kingdom other than the mere receipt of such payment or the ownership or holding of such Note;

(b)	Taxes that would not have been imposed but for the presentation of the Note by the Noteholder for payment on a date more than 30 days after the Relevant Date (as defined below);

(c)	Taxes required to be deducted or withheld by any Paying Agent from a payment on a Note, if such payment could have been made without deduction or withholding by any other Paying Agent in a Member State of the European Union; and

(d)	Taxes imposed on a payment to an individual which are required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income in the form of interest payments or any law implementing or complying with, or introduced in order to conform to, such Directive.

The Issuer shall only make payments of additional amounts to the Noteholders pursuant to this Condition 7 (Taxation) to the extent and at such time as it shall have actually received an equivalent amount for such purposes from the Borrower under the Loan Agreement by way of Additional Amounts or Indemnity Amounts or otherwise.

To the extent that the Issuer receives a lesser sum from the Borrower under the Loan Agreement, the Issuer shall account to each Noteholder entitled to receive such additional amount pursuant to this Condition 7 (Taxation) for an additional amount equivalent to a pro rata portion of such sum (if any) as is actually received by, or for the account of, the Issuer pursuant to the provisions of the Loan Agreement on the date of, in the currency of, and subject to any conditions attaching to such payment to the Issuer.

In these Conditions, “Relevant Date” means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in London by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.

Any reference in these Conditions to principal or interest shall be deemed to include, without duplication, any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 7 (Taxation) or any undertaking given in addition to or in substitution of this Condition 7 (Taxation) pursuant to the Trust Deed or the Loan Agreement.

8.	Prescription

Claims for principal and interest on redemption shall become void unless the relevant Note Certificates are surrendered for payment within ten years and claims for interest other than on redemption shall become void unless made within five years of the appropriate Relevant Date.

9.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar and the Transfer Agent having its Specified Office in Switzerland, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes Certificates must be surrendered before replacements will be issued.

10.	Trustee and Agents

The Trust Deed provides that the Trustee may be replaced by an Extraordinary Resolution of the Noteholders or if the United Kingdom ceases to be the jurisdiction in which the Trustee is resident and acting through for taxation purposes.

Under separate agreement between the Borrower and the Trustee, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and, under the Trust Deed, to be paid its costs and expenses in priority to the claims of the Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Issuer, the Borrower and any entity relating to the Issuer or the Borrower without accounting for any profit.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in Condition 7 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 7 (Taxation) pursuant to the Trust Deed.

In acting under the Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders. Under separate agreement between the Borrower and the Agents, the Agents are entitled to be indemnified and relieved from certain responsibilities in certain circumstances.

The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right (with the prior approval of the Trustee) at any time to vary or terminate the appointment of any Agent and to appoint a successor principal paying agent or registrar and additional or successor paying agents and transfer agents; provided, however, that the Issuer shall at all times maintain (a) a principal paying agent and a registrar, (b) a paying agent and a transfer agent in Switzerland, and (c) a paying agent with a specified office in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26 to 27 November 2000 or any law implementing or complying with, or introduced to conform to, such Directive.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders in accordance with Condition 14 (Notices).

11.	Meetings of Noteholders; Modification and Waiver; Substitution

(a)	Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including to propose the modification of any provision of the Loan Agreement or any provision of these Conditions or the Trust Deed. Such a meeting may be convened on no less than 14 days’ notice by the Trustee or the Issuer or by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more persons holding or representing more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, one or more persons holding or representing whatever the principal amount of the outstanding Notes held or represented, unless the business of such meeting includes consideration of proposals inter alia, (i) to change any date fixed for payment of principal or interest in respect of the Notes, (ii) to reduce the amount of principal or interest payable on any date in respect of the Notes, (iii) to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, (iv) to change the currency of payments under the Notes, (v) to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution, (vi) to alter the governing law of the Conditions, the Trust Deed or the Loan Agreement, (vii) to change any date fixed for payment of principal or interest under the Loan Agreement, (viii) to alter the method of calculating the amount of any payment under the Loan Agreement or (ix) to change the currency of payment or, without prejudice to the rights under Condition 11(b) (Modification and Waiver) below, change the definition of “Event of Default” under the Loan Agreement (each, a “Reserved Matter”), in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)	Modification and waiver: The Trustee may, without the consent of the Noteholders, agree to any modification of these Conditions or the Trust Deed or, pursuant to the Transferred Rights, the Loan Agreement (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders and to any modification of the Notes or the Trust Deed which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, without the consent of the Noteholders, authorise or waive any proposed breach or breach of the Notes or the Trust Deed by the Issuer or, pursuant to the Transferred Rights, the Loan Agreement by the Borrower, or determine that any event which would or might otherwise give rise to a right of acceleration under the Loan Agreement shall not be treated as such (other than a proposed breach or breach relating to the subject of a Reserved Matter) if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders as soon as practicable thereafter and in accordance with Condition 14 (Notices).

(c)	Substitution: The Trust Deed contains provisions under which the Issuer may, without the consent of the Noteholders, transfer the obligations of the Issuer as principal debtor under the Trust Deed and the Notes to a third party provided that certain conditions specified in the Trust Deed are fulfilled. So long as any of the Notes are listed on the main segment of the SWX Swiss Exchange, in the event of such substitution, the SWX Swiss Exchange will be informed of such substitution, a supplemental Prospectus will be produced and will be made publicly available at the Specified Offices of the Transfer Agent and the Paying Agent in Switzerland and such substitution shall be notified to the Noteholders as soon as practicable thereafter and in accordance with Condition 14 (Notices).

12.	Enforcement

At any time after an Event of Default (as defined in the Loan Agreement) or a Relevant Event (as defined below) shall have occurred and be continuing, the Trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:

(a)	it has been so requested in writing by the Holders of at least one-quarter in principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(b)	it has been indemnified and/or provided with security to its satisfaction.

No Noteholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing. The Trust Deed also provides that, in the case of an Event of Default or a Relevant Event, the Trustee may, and shall if requested to do so by Noteholders of at least one-quarter in principal amount of the Notes outstanding or if directed to do so by an Extraordinary Resolution and, in either case, subject to it being secured and/or indemnified to its satisfaction, (1) require the Issuer to declare all amounts payable under the Loan Agreement by the Borrower to be due and payable (where an Event of Default has occurred and is continuing), or (2) enforce the security created in the Trust Deed in favour of the Noteholders (in the case of a Relevant Event). Upon repayment of the Loan following an Event of Default, the Notes will be redeemed or repaid at the principal amount thereof together with interest accrued to the date fixed for redemption together with any additional amounts due in respect thereof pursuant to Condition 7 (Taxation) and thereupon shall cease to be outstanding.

For the purposes of these Conditions, “Relevant Event” means the earlier of (i) the failure by the Issuer to make any payment of principal or interest on the Notes when due to the extent it is obligated to do so pursuant to these Conditions; (ii) the filing of an application for the institution for bankruptcy, insolvency or composition proceedings over the assets of the Issuer in the United Kingdom; and (iii) the taking of any action in furtherance of the dissolution of the Issuer. For the avoidance of doubt, no additional amounts shall be payable if and to the extent that such withholding or deduction is required following and on account of a Relevant Event.

13.	Further Issues

The Issuer may from time to time, with the consent of the Borrower and without the consent of the Noteholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the Issue Date and/or first payment of interest and/or the issue price) so as to form a single series with the Notes. Such further Notes shall be issued under a deed supplemental to the Trust Deed. In relation to such further issue, the Issuer will enter into a loan agreement supplemental to the Loan Agreement with the Borrower on the same terms as the original Loan Agreement (or on the same terms except for the first payment of interest) subject to any modifications which, in the sole opinion of the Trustee, would not materially prejudice the interests of the Noteholders. The Issuer will provide a further fixed charge and absolute assignment in favour of the Trustee of its rights under such supplemental loan agreement equivalent to the rights charged and assigned as Note Security in relation to the Issuer’s rights under the original Loan Agreement which will, together with the Note Security referred to in the Conditions, secure both the Notes and such further Notes.

14.	Notices

Notices to the Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing. In addition, so long as Notes are listed on the main segment of the SWX Swiss Exchange and the rules of that Exchange so require, notices to Noteholders will be published by means of electronic publication on the internet website of the SWX Swiss Exchange (www.swx.com) on the date of such mailing.

15.	Governing Law and Jurisdiction

(a)	Governing law: The Notes and the Trust Deed and all matters arising from or connected with the Notes and the Trust Deed are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction: The Issuer has in the Trust Deed (i) agreed for the benefit of the Trustee and the Noteholders that the courts of England shall have exclusive jurisdiction to settle any dispute (a “Dispute”) arising from or connected with the Notes; and (ii) agreed that those courts are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue that any other courts are more appropriate or convenient. The Trust Deed also states that nothing contained in the Trust Deed prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction and that, to the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

PRINCIPAL PAYING AGENT	SWISS PAYING AGENT
The Bank of New York	Zurich Cantonalbank
One Canada Square	Josefstrasse 222, CH-8005
London, E14 5AL	P.O. Box, CH-8010, Zurich
United Kingdom	Switzerland

SCHEDULE 4

Form of Notice of Charge and Assignment by Way of Security of Loan Agreement

To:	Joint Stock Company “First Ukrainian International Bank”

Ukraine

21 May 2007

Dear Sirs,

Re:	Loan Agreement dated 8 February 2007 (the “Original Loan Agreement”) as supplemented by a supplemental loan agreement dated 16 May 2007 (the “Supplemental Loan Agreement” and, together with the Original Loan Agreement, the “Loan Agreement”) between Joint Stock Company “First Ukrainian International Bank” (the “Borrower”) and Standard Bank Plc (the “Issuer”) relating to a supplemental loan of U.S.$125,000,000 (the “Further Loan”)

We refer to the Loan Agreement and to the supplemental trust deed dated 16 May 2007 (the “Supplemental Trust Deed”) which supplements a trust deed dated 14 February 2007 (the “Original Trust Deed” and, together with the Supplemental Trust Deed, the “Trust Deed”) made between the Issuer and BNY Corporate Trustee Services Limited (the “Trustee”) relating to U.S.$125,000,000 9.750 per cent. Loan Participation Notes due 2010 of Standard Bank Plc (the “Issuer”) (the “Further Notes”). We hereby give you notice in your capacity as Borrower that as contemplated by Clause 19.3 (Assignment by the Lender) of the Original Loan Agreement we have on 21 May 2007 by virtue of the provisions of Clause 4.1 (The Further Charge) of the Supplemental Trust Deed charged by way of first fixed charge in favour of the Trustee, to secure the payment of all amounts due under the Further Notes equivalent to principal and/or interest under the Supplemental Loan Agreement and all other moneys payable under the Trust Deed or in respect of the Further Notes subject to the proviso for redemption and repayment set out in Clause 4 (Further Note Security):

(i)	all principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Supplemental Loan Agreement, and

(ii)	all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Supplemental Loan Agreement.

Provided that our rights as lender under the second sentence of Clause 7.4 (Costs of Prepayment); Clause 8.3(a) (Indemnity Amounts); Clause 10 (Changes in Circumstances); Clause 11 (Representations and Warranties of the Borrower); Clause 15 (Indemnity); Clause 18 (Costs and expenses) (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Original Loan Agreement); Clause 8.2 (Double Tax Treaty Relief); Clause 16.2 (Currency Indemnity) and Clause 17.3 (No Set-off) of the Original Loan Agreement and Clause 2 (Fees) and Clause 5 (Costs and Expenses) of the Supplemental Loan Agreement shall not be subject to such charge.

In addition, we hereby give you notice in your capacity as Borrower that as contemplated by Clause 19.3 (Assignments by the Lender) of the Original Loan Agreement we have on 21 May 2007 by virtue of the provisions of Clause 4.2 (Assignment) of the Supplemental Trust Deed assigned absolutely by way of security to the Trustee all the rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Supplemental Loan Agreement (including, without limitation, the right to declare the Further Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower) other than any rights, interests and benefits charged to the Trustee pursuant to Clause 4.1 (The Further Charge) of the Supplemental Trust Deed and any rights and benefits excluded from such charge as set forth in the proviso therein.

The Issuer hereby unconditionally instructs and authorises the Borrower:

(a)	to disclose to the Trustee without any reference to or further authority from the Issuer such information relating to the Supplemental Loan Agreement or the Further Loan as the Trustee may at any time and from time to time request the Borrower to disclose to it; and

(b)	at any time and from time to time upon receipt by the Borrower of instructions from the Trustee in writing in respect of the assignment in Clause 4.2 (Assignment) of the Supplemental Trust Deed, to act in accordance with such instructions without any reference to or further authority from the Issuer.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and Trustee together give the Borrower notice in writing revoking them.

This letter shall be governed by and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

Yours faithfully

for and on behalf of
STANDARD BANK PLC
as Issuer

By
Name:
Title:

By
Name:
Title:

cc:	BNY Corporate Trustee Services Limited

One Canada Square

London E14 5AL, UK

Attention:	Manager, Trustee Administrator
Fax:	+ 44 (0) 207 964 6399

SCHEDULE 5

Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of the

Supplemental Loan Agreement

To:	BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 (0) 207 964 6399

21 May 2007

Dear Sirs,

Re:	Loan Agreement dated 8 February 2007 (the “Original Loan Agreement”) as supplemented by a supplemental loan agreement dated 16 May 2007 (the “Supplemental Loan Agreement” and, together with the Original Loan Agreement, the “Loan Agreement”) between Joint Stock Company “First Ukrainian International Bank” (the “Borrower”) and Standard Bank Plc (the “Issuer”) relating to a supplemental loan of U.S.$125,000,000 (the “Further Loan”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Supplemental Loan Agreement and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set off or any other equities against the Issuer in respect of sums from time to time becoming due to the Issuer under the Supplemental Loan Agreement;

(b)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Supplemental Loan Agreement or sums from time to time becoming due thereunder.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Supplemental Loan Agreement or sums from time to time becoming due thereunder, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the security which has been constituted by the Issuer in your favour and the absolute assignment by way of security under the Supplemental Trust Deed each referred to in the letter a copy of which is attached hereto.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

For and on behalf of

JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

By
Name:
Title:

Cc:	Standard Bank Plc.
Cannon Bridge House
25 Dowgate Hill
EC4R 2SB

	Attention:	Head of Operations
	Fax:	+44 (0) 207 815 3099

SCHEDULE 6

Trustee’s Powers In Relation To The Further Charged Property And The Further Transferred Rights

(i)	Power to demand and collect or arrange for the collection of and receive all amounts which shall from time to time become due and payable in respect of the Further Charged Property or Further Transferred Rights;

(ii)	power to compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due in respect of the Further Charged Property or Further Transferred Rights;

(iii)	power to exercise all or any of the powers or rights which but for the creation of the Note Security would have been exercisable by the Issuer in respect of the Further Charged Property or Further Transferred Rights;

(iv)	power to file any claim, to take any action, and to institute and prosecute or defend any legal, arbitration or other proceedings;

(v)	power to lodge claims and prove in and to institute, any insolvency proceedings of whatsoever nature relating to the Borrower;

(vi)	power to execute, deliver, file and record any statement or other paper to create, preserve, perfect or validate the creation of the Further Note Security to enable the Trustee to exercise and enforce its rights under this Supplemental Trust Deed; and

(vii)	power to apply for, obtain, make and renew any approvals, permissions, authorisations and other consents and all registrations and filings which may be desirable or required to create or perfect the Further Note Security or to ensure the validity, enforceability or admissibility in evidence of this Supplemental Trust Deed in any jurisdiction.

SCHEDULE 7

Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under

Supplemental Trust Deed and the Further Notes

To:	BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 (0) 207 964 6399

[— date]

Dear Sirs,

Supplemental Trust Deed dated 21 May 2007 relating to U.S.$125,000,000 9.750 per cent. Loan

Participation Notes due 2010 (the “Supplemental Trust Deed”) relating to a Loan Agreement between Joint Stock Company “First Ukrainian International Bank” and Standard Bank Plc

(the “Issuer”) relating to a Loan of U.S.$125,000,000 dated 16 May 2007

Terms herein shall have the meaning ascribed to them in the Supplemental Trust Deed.

Pursuant to Clause 4.2(b) (Assignment) of the Supplemental Trust Deed:

(i)	we hereby confirm to you and certify that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Supplemental Trust Deed and the Further Notes; and

(ii)	we request that you release, reassign or discharge the Further Transferred Rights to, or to the order of the Issuer;

(iii)	we shall provide you with funds necessary to release, reassign or discharge the Further Transferred Rights to, or to the order of the Issuer; and

(iv)	we agree that no such release, reassignment or discharge of the Further Transferred Rights to, or to the order of the Issuer shall be effective unless and until the Trustee’s costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

This letter is governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of

STANDARD BANK PLC

as Issuer

By
Name:
Title:

SCHEDULE 8

Form of Release, Reassignment or Discharge of Further Transferred Rights

To:	Standard Bank Plc.
Cannon Bridge House
25 Dowgate Hill
EC4R 2SB

	Attention:	Head of Operations
	Fax:	+44 (0) 207 815 3099

[— date]

Dear Sirs,

Trust Deed dated 21 May 2007 relating to U.S.$125,000,000 9.750 per cent. Loan Participation

Notes due 2010 (the “Trust Deed”) relating to a Supplemental Loan Agreement between Joint

Stock Company “First Ukrainian International Bank” (the “Borrower”) and Standard Bank

Plc (the “Issuer”) relating to a Loan of U.S.$125,000,000 dated 16 May 2007

Terms herein shall have the meaning ascribed to them in the Supplemental Trust Deed.

We have your letter of                      whereby pursuant to Clause 4.2(b) (Assignment) of the Supplemental Trust Deed:

(i)	you have confirmed to us and certified that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Supplemental Trust Deed and the Further Notes;

(ii)	you have requested that we release, reassign or discharge the Further Transferred Rights to, or to the order of the Issuer; and

(iii)	you have agreed that no such release, reassignment or discharge of the Further Transferred Rights to, or to the order of the Issuer shall be effective unless and until the Trustee’s costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

We hereby confirm that you have paid our costs in connection with such release, reassignment or discharge of the Further Transferred Rights to the Issuer.

We hereby release, reassign or discharge the Further Transferred Rights under Clause 4.2 (Assignment) of the Trust Deed to the order of the Issuer.

This letter is governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of

BNY CORPORATE TRUSTEE SERVICES, as Trustee

By
Name:
Title:

EXECUTION CLAUSES

Executed as a deed by	)
STANDARD BANK PLC	)

Acting by:

Acting by:

Executed as a deed by	)
BNY CORPORATE TRUSTEE SERVICES LIMITED	)
)
acting by two of its lawful Attorneys:	)

Attorney:

Attorney:

In the presence of:

Witness name:

Signature:

Address: